Sent via Electronic Delivery to: *mcj@americanresourcescorp.com; mjl@americanresourcescorp.com; kpt@americanresourcescorp.com*

November 12, 2024

Mr. Marc C. Jensen
Chief Executive Officer
American Resources Corporation
12115 Visionary Way, Suite 174
Fishers, Indiana 46038

Re: American Resources Corporation (the "Company")
Nasdaq Symbol: AREC

Dear Mr. Jensen:

On July 30, 2024, Staff notified the Company that its Common Stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market. Since then, Staff has determined that for the last 12 consecutive business days, from October 25, 2024, to November 11, 2024, the closing bid price of the Company's Common Stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2), and this matter is now closed.

If you have any questions, please contact me at +1 202 573 4570.

Sincerely,

Nicholas Argauer
Listing Analyst
Nasdaq Listing Qualifications